UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2018

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective March 23, 2018, Iteris, Inc. (the “Company”) eliminated the position of Chief Technology Officer, Agriculture and Weather Analytics.  As a result, the Company terminated the employment of Mr. Thomas N. Blair, its Senior Vice President and Chief Technology Officer, Agriculture and Weather Analytics, effective as of such date.

Mr. Blair will be entitled to certain severance benefits pursuant to the Company’s 2018 Executive Severance Plan (the “Severance Plan”), subject to his execution of a severance agreement which is acceptable to the Company and becoming effective and irrevocable within sixty days following his termination.  Mr. Blair’s separation from the Company was under circumstances that are considered a “Non-CIC Qualifying Termination” under the Severance Plan, entitling him to receive the following benefits, subject to entering into a satisfactory severance agreement: (i) severance payments aggregating $265,262.40, representing twelve months of base salary, payable in substantially equal installments over the twelve months following termination, less applicable payroll deductions and taxes, and (ii) up to twelve months’ reimbursement for monthly COBRA premiums for Mr. Blair and his eligible dependents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2018
ITERIS, INC.,
a Delaware corporation

	By:	/S/ JOE BERGERA
Joe Bergera,
Chief Executive Officer and President